Exhibit 99.1

Microbot Medical Appoints Aileen Stockburger to the Board of Directors

Proven Track Record of Numerous M&A and Strategic Collaboration Transactions

HINGHAM, Mass., April 1, 2020 – Microbot Medical Inc. (Nasdaq: MBOT) announced the appointment of Aileen Stockburger to the Company's Board of Directors, effective April 1, 2020. Ms. Stockburger is an experienced executive and consultant with extensive expertise in strategizing, managing and closing sizable, complex worldwide mergers and acquisitions, licensing agreements and divestitures, as well as expertise in business development, strategic planning and finance.

“We are excited to have Aileen join us and strengthen our leadership team’s core capabilities, as her strategic track record and vast industry network will add tremendous value to the organization”, commented Harel Gadot, CEO, President and Chairman. “Her proven experience in merger and acquisition transactions as well as the formation and execution of strategic collaborations across the industry, will greatly enhance the Company’s ability to achieve its strategic growth objectives.”

During her almost 30 years at Johnson & Johnson, Ms. Stockburger held several business development and finance roles in Medical Devices, Corporate and Consumer. She served as Worldwide Vice President of Business Development for the DePuy Synthes Group of Johnson & Johnson, where she oversaw the group’s merger and acquisition activities. While in that role, she played leading and significant roles in over $70 billion worth of transactions, including: Johnson and Johnson’s acquisition of Synthes, as well as Pfizer Consumer HealthCare, Aveeno, BabyCenter, OraPharma, DePuy, DePuy Mitek, Kodak Clinical Diagnostics and Neutrogena. Before joining Johnson & Johnson, Aileen spent three years at PriceWaterhouse Coopers, where she earned her CPA certification. She received her BS and MBA from the Wharton School, University of Pennsylvania

“Throughout my career I have sought out opportunities that allow me to use my specific skills to help effect meaningful change and impact to the healthcare market,” commented Ms. Stockburger. “I have watched Microbot Medical the past few years, albeit from a distance, and my enthusiasm to join the Board at this specific time is due to its progress developing highly advanced and revolutionary robotic systems that will transform the future of healthcare. I believe that my expertise, combined with Microbot’s assets and ambition, will allow us to address new and emerging growth markets.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC) and in the prospectus supplement related to the registered direct offering to be filed with the SEC, which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754